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                                                                   Exhibit 23(a)
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                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS
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     We consent to the incorporation by reference in the registration statement of Exigent International, Inc. on Form S-8 of our report, dated March 26, 1997, on our audit of the consolidated financial statements of Exigent International, Inc. as of January 31, 1997 and 1996 and for the years ended January 31, 1997, 1996 and 1995, which report is included in the company's Annual Report on Form 10-K for the fiscal year ended January 31, 1997. We also consent to the incorporation by reference in the registration statement of Exigent International, Inc. on Form S-8 of our reports, dated August 15, 1996 on our audit of the financial statements of Software Technology, Inc. as of January 31, 1996, 1995 and 1994 and for the years ended January 31, 1996, 1995 and 1994, which reports are included in the company's registration statement on Form S-1.

Dated: December 30, 1997                  Hoyman, Dobson & Company, P.A.



                                          By:    \s\ Charles Hoyman, Jr.
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                                          Title: President
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